Exhibit 10.14

                               CONTRACT C2000-104

                          ORIGINAL CONTRACT NO. C97-141

                        ADDENDUM TO DEVELOPMENT AGREEMENT
                            BETWEEN CITY OF TEMPE AND
                            MICROCHIP TECHNOLOGY INC.

                        ADDENDUM TO DEVELOPMENT AGREEMENT

                                    C2000-104
                                Original C97-141

     This Addendum to Development Agreement C97-141 is made the 11th day of May, 2000 by and between the City of Tempe, Arizona, an Arizona municipal corporation ("Tempe" or "City") and Microchip Technology Inc., a Delaware corporation ("Microchip").

RECITALS:

     A. Microchip plans to increase its wastewater discharge by five hundred twenty three thousand (523,000) gallons per day (gpd) over the next two years, to a maximum discharge of 1.2 million gallons per day (mgd) by mid-year 2002.

     B. The City's existing water distribution system can support the proposed increase in potable water demand at Microchip's site.

     C. The City plans to provide sufficient treatment capacity, at cost, in the Plant IV-A expansion of the 91st Avenue Wastewater Treatment Plant, hereinafter "WWTP" to satisfy Microchip's projected demand. Tempe has determined the cost of additional transmission capacity needed to convey the wastewater to the 91st Avenue WWTP, and included that amount in Microchip's expansion costs.

     D. The total cost estimate for both wastewater treatment in Plant IV-A of the 91st Avenue WWTP and transmission line rehabilitation is $5.08 per gallon. The total cost for 523,000 gpd of wastewater capacity is $2,656,840.00.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, it is understood and agreed by Microchip and the City as follows:

1. Microchip shall pay to City the nonrefundable sum of Two Million Six Hundred Fifty Six Thousand Eight Hundred Forty and no/100 Dollars ($2,656,840.00) for the additional wastewater treatment and transmission capacity needed.

2. Tempe will not assess any other wastewater development fees for Microchip's current expansion, with the exception of any costs or charges associated with industrial pretreatment program requirements as enforced by its Environmental Services Division.

3. The sum of $2,656,840.00 is due and payable from Microchip to the City within thirty (30) days after the City Council has approved this Addendum to Development Agreement C97-141.

4. After Tempe receives the payment identified above, the City shall undertake all necessary measures during Microchip's ramping up of its wastewater discharge, and when the facility reaches full capacity of 1.2 mgd, to ensure full compliance with the terms and conditions of this Addendum. Microchip's projected wastewater discharge volumes total: 0.78 mgd in June 2000, 1.01 mgd in January 2001, .95 mgd in June 2001, 1.02 mgd in January 2002, and 1.2 mgd in June 2002. Tempe represents that it can accommodate the proposed discharge to the City's sanitary sewer system.

5. All other terms and conditions of the original Development Agreement and the First Amendment thereto shall remain in full force and effect and shall not be modified by this Addendum.

6. A copy of this Addendum to Development Agreement shall be recorded in the records of the Maricopa County Recorder within ten (10) days after the execution by the parties as required in paragraph 12.18 of the Development Agreement and State statute.
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IN WITNESS WHEREOF, City has caused this Addendum to Development Agreement to be duly executed in its name and on its behalf by its Mayor and its seal to be duly affixed hereto and attested by its City Clerk, and Microchip has signed the same as of the day and year written above.


ATTEST:                                 CITY OF TEMPE, ARIZONA


By: /s/ Randy Gross                     /s/ Neil G. Giuliano
    -------------------------------     ---------------------------------
    CITY CLERK                          MAYOR


APPROVED AS TO FORM:


/s/ Marlene A. Pontrelli
-----------------------------------
DEP. TEMPE CITY ATTORNEY
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STATE OF ARIZONA

County of Maricopa


     The foregoing Addendum to Development Agreement was acknowledged before me this 16th day of May, 2000, by Neil G. Giuliano, Mayor of the City of Tempe, Arizona, an Arizona municipal corporation, on behalf of the corporation.


My Commission Expires:                  /s/ Kay Savard
                                        ----------------------------------------
                                        Notary Public


KAY SAVARD
Notary Public - Arizona
Maricopa County
My Comm. Expires May 31, 2001


                                        MICROCHIP TECHNOLOGY INC.


                                        By: /s/ R. J. Lloyd
                                            ------------------------------------

                                        Its: V.P. Site Services and Facilities
                                             -----------------------------------


STATE OF ARIZONA

County of Maricopa


     The foregoing Addendum to Development Agreement was acknowledged before me this 28th day of April, 2000, by R. J. Lloyd, ___________________ of Microchip Technology Inc., on behalf of the corporation.


My Commission Expires:                  /s/ Susan M. Geiger
                                        ----------------------------------------
                                        Notary Public


Official Seal
SUSAN M. GEIGER
Notary Public - State of Arizona
MARICOPA COUNTY
My Comm. Expires Aug. 7, 2000